UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549




                           ____________



                             FORM 8-K

                           ____________




                          CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 16, 2003     (Date of earliest event reported)





                     WEBEX COMMUNICATIONS, INC.
    (Exact name of registrant as specified in its charter)





Delaware                      0-30849               77-0548319
(State or other            (Commission           (IRS Employer
jurisdiction of            File Number)           Identification No.)
incorporation)

                      307 West Tasman Drive
                   San Jose, California 95134
            (Address of principal executive offices)

                    Telephone: (408) 435-7000
       (Registrant's telephone number, including area code)











Item 7.  Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit
Number      Description
--------    --------------------
99.1        Press Release dated October 16, 2003 announcing financial
            results for the third quarter ended September 30, 2003.



Item 12.  Results of Operations and Financial Condition

The information in this Current Report is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 16, 2003, WebEx Communications, Inc. ("WebEx") issued a press release announcing its financial results for its third fiscal
quarter ended September 30, 2003.   The full text of WebEx's press
release is furnished herewith as Exhibit 99.1.



































                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 16, 2003                 WEBEX COMMUNICATIONS, INC.


                                         By:  /s/  Subrah S. Iyar
                                         ------------------------------
                                         Name:  Subrah S. Iyar
                                         Title: Chief Executive Officer








































                          EXHIBIT INDEX

Exhibit
Number     Description
--------   ----------------------
99.1	       Press Release dated October 16, 2003.




                                                      Exhibit 99.1


Contact:
Investor Relations: 408-435-7295, investor_relations@webex.com
Press: Colin Smith 415-977-1912, colin@antennapr.com

               WebEx Announces Third Quarter 2003 Results


SAN JOSE, Calif., October 16, 2003 - WebEx Communications, Inc.
(Nasdaq: WEBX) today announced results for its third quarter ended September 30, 2003.

For the third quarter of 2003, revenues were $48.8 million, a 33% increase from the third quarter of 2002 and a 9% increase over the previous quarter. Net income calculated in accordance with generally accepted accounting principles, or GAAP, was $11.2 million or $0.25 per diluted share in the third quarter of 2003 as compared to $5.0 million or $0.12 per diluted share for third quarter of 2002. Net income for the quarter, excluding equity-based compensation expense and assuming a 40% tax rate, was $0.18 per diluted share compared to $0.09 per diluted share in the third quarter of 2002. Third quarter net income includes a one time $0.7 million pre-tax litigation recovery.

During the third quarter of 2003, cash and short-term investments increased to $114.7 million, up $19.0 million from the second quarter of 2003. $6.5 million of the increase in cash represents proceeds from the exercise of stock options. Net accounts receivable at September 30, 2003 were $20.3 million, up from $19.4 million at June 30, 2003. Sales reserves decreased to $4.6 million from $4.9 million in the second quarter of 2003. Allowance for doubtful accounts decreased to $2.7 million, from $3.0 million in the second quarter of 2003. Sales reserves and allowance for doubtful accounts are adjusted each quarter based on WebEx's historical experience over several quarters with collections, write-offs and recoveries.

"We are pleased with our financial results for the third quarter," said Subrah Iyar, Chairman and Chief Executive Officer of WebEx
Communications. "Our revenue and earnings grew due to the strength of our services and continued focus on operational excellence."

In the third quarter of 2003, WebEx continued its growth of new customers across wide segments of the economy including: AIG Sun America Financial, Moen, Nippon Office Systems, Orrick Herrington & Sutcliffe, Saudi Aramco, Scottrade, Sharp Electronics, Simon & Schuster, Turner Broadcasting, and Walter Industries.


Guidance

The following contains forward-looking guidance regarding WebEx's financial outlook. The following statements are based on current expectations. WebEx anticipates revenue in the range of $50 to $52 million in the fourth quarter of 2003.

WebEx is providing guidance for earnings per share for the fourth quarter of 2003 calculated in accordance with GAAP and using a non-GAAP calculation, which excludes equity-based compensation expense and assumes a 40% tax rate, which is higher than the Company's actual 13% tax rate. Earnings per share calculated in accordance with GAAP are anticipated to be in the range of $0.20 to $0.25 for the fourth quarter of 2003. Non-GAAP earnings per share are anticipated to be in the range of $0.15 to $0.18 for the fourth quarter of 2003.

In the fourth quarter of 2003, WebEx anticipates that it will reduce its valuation allowance and recognize much of its remaining net operating loss carry forwards as a tax asset. This should result in a one-time tax benefit in the fourth quarter of roughly $15 to $20 million. The earnings per share guidance excludes this one time benefit in the fourth quarter of 2003.

WebEx anticipates revenue in the range of $225 to $240 million for the fiscal year ending December 31, 2004. Earnings per share calculated in accordance with GAAP are anticipated to be in the range of $0.60 to $0.75 for fiscal year 2004.


WebEx also announced that Mr. Rob Farris, Vice President of Sales would be leaving the company at the end of the year.


Non-GAAP Financial Measures

This press release includes financial measures for earnings per share and net income that have not been calculated in accordance with generally accepted accounting principles (GAAP). These differ from GAAP in that they exclude equity based compensation expense and assume a 40% tax rate, which is higher than our actual effective tax rate of 13%. WebEx believes that providing these non-GAAP financial measurements is useful to its investors because they provide a consistent basis for comparison of WebEx's financial condition and results of operations between quarters, which comparison is not influenced by fluctuations in the company's stock price or changes in the Company's effective tax
rate.   Since WebEx has historically reported non-GAAP results to the investment community, WebEx also believes the inclusion of non-GAAP measurements provide consistency in the company's financial reporting. The presentation of this additional information is not meant to be considered in isolation or as a substitute for earnings per share or net income calculated in accordance with GAAP. A reconciliation of these GAAP and non-GAAP financial measures is included in the attached tables.

Conference Call

Management will host the quarterly conference call to discuss the results today October 16, 2003, beginning at 5:00 p.m. EDT. In conjunction with the audio call, there will also be a WebEx meeting for the visual part of the presentation. Interested parties may participate in the conference call in one of two ways:

1) To listen to the conference call via the telephone, call 212-896-6169 and join the WebEx meeting at http://webex.com/q3_earnings_tele or

2) To listen the conference call via the Web, join the WebEx meeting at http://webex.com/q3_earnings_int

About WebEx Communications Inc.

WebEx Communications, Inc. is the world's leading provider of Web communications services. WebEx is used across the enterprise in sales, support, training, marketing, engineering and product design. WebEx meetings simulate the spontaneity and interactivity of face-to-face meetings by allowing users to share presentations, applications, documents and desktop, with full-motion video and integrated telephony. WebEx provides carrier-class services using its MediaTone communications platform deployed over the WebEx MediaTone Network, a high-speed global network specifically designed for real-time Web communications. With its unique information-switching technology, multimedia capabilities and standards-based APIs, MediaTone is the dial tone for Web communications. WebEx Communications is based in San Jose, California and has regional headquarters in Europe and Asia. Please call toll free (877) 509-3239 or visit http://www.webex.com/ for more information.



                              ###

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by use of the terms anticipates, believes, continue, could, estimates, expects, intends, may, plans, potential, predicts, should or will, or the negative of those terms or similar expressions. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, these forward looking statements include, but are not limited to, statements regarding guidance for the fourth quarter of 2003 and fiscal year 2004 on anticipated revenues and earnings per share, the Company's ability to reduce its valuation allowance and recognize some or all of its remaining net operating loss carry forwards as a tax asset and the amount, if any, of the resulting tax benefit. Factors which could contribute to risks and uncertainties include, but are not limited to the failure of WebEx to meet financial expectations, decrease in demand for WebEx services, the failure of WebEx to meet projections in domestic and international direct sales activity, channel sales, customer retention and expense control, failures and interruptions in the software and systems underlying WebEx's services, the effects of competitive offerings, and the impact of general economic conditions. A fuller discussion of the risks and uncertainties that could affect WebEx Communications, Inc. are more fully set forth in WebEx Communications, Inc.'s filings with the Securities and Exchange Commission, including WebEx's Form 10-Q filed on August 14, 2003.
WebEx Communications, Inc. assumes no obligation to update forward-looking information contained in this press release.



                     WebEx Communications, Inc.
          Unaudited Condensed Consolidated Balance Sheets
                             (In 000's)

                                            September 30,  December 31,
                                                2003           2002
                                            ------------   ------------
                               ASSETS

Current assets:
  Cash and cash equivalents and short-term
   Investments                                $114,744        $68,952
  Accounts receivable, net                      20,300         19,465
  Prepaid expenses and other                     3,205          2,694
                                            ------------   ------------
Total current assets                           138,249         91,111

Property & equipment, net                       19,374         21,563
Other assets                                     2,242          1,650
                                            ------------   ------------
Total assets                                  $159,865       $114,324
                                            ============   ============

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable *                            $5,827         $5,923
  Accrued expenses *                            19,719         11,058
  Current portion of capital lease obligation        -            489
  Deferred revenue                              10,056          8,734
                                            ------------   ------------
Total current liabilities                       35,602         26,204

Stockholders' equity:
  Common stock                                      42             41
  Additional paid-in capital                   207,840        197,115
  Accumulated deficit                          (83,384)      (108,725)
  Deferred equity-based compensation              (136)        (1,092)
  Accumulated other comprehensive income           (99)           781
                                            ------------   ------------
Total stockholders' equity                     124,263         88,120
                                            ------------   ------------
Total liabilities and stockholders' equity    $159,865       $114,324
                                            ============   ============

* December 31, 2002 column reflects a reclassification of amounts from accounts payable to accrued expenses to conform to the current period presentation








                      WebEx Communications, Inc.
        Unaudited Condensed Consolidated Statement of Operations
                (In 000's - except per share amounts)


                                        QTD                YTD
                                   September 30,      September 30,
                                   2003     2002      2003     2002
                                --------  --------  --------  -------
Total net revenues              $48,764   $36,757   $135,481  $99,568

Total cost of revenues            8,180     6,303     23,037   18,243
                                --------  --------  --------  -------
Gross profit                     40,584    30,454    112,444   81,325

Operating expenses:
   Research and development       5,992     5,622     18,148   16,471
   Sales and marketing           17,889    14,658     55,336   42,118
   General and administrative     3,671     3,819      9,461   10,622
                                --------  --------  --------  -------
Total operating expenses
 before equity-based
 compensation                    27,552    24,099     82,945   69,211
                                --------  --------  --------  -------
Operating income before
 equity-based compensation       13,032     6,355     29,499   12,114

Equity-based compensation           406     1,225      1,302    2,459
                                --------  --------  --------  -------
Operating income including
 equity-based compensation       12,626     5,130     28,197    9,655

Other income, net                   237        83        931      100
                                --------  --------  --------  -------
Net income before income tax    $12,863   $ 5,213   $ 29,128  $ 9,755

Provision for income tax         (1,672)     (164)    (3,787)    (300)
                                --------  --------  --------  -------
Net income                      $11,191   $ 5,049   $ 25,341  $ 9,455
                                ========  ========  ========  =======


Net income per share
   Basic                        $  0.27   $  0.13   $   0.61  $  0.24
   Diluted                         0.25      0.12       0.59     0.22

Shares used in per share
 calculations
   Basic                         41,788    39,857     41,268   39,453
   Diluted		               44,275    42,100     42,979   42,278





Reconciliation of net income before income tax as reported and net income excluding equity-based compensation

          (Unaudited)   (in 000's - except per share amounts)

                                                            QTD
                                                   September 30, 2003
                                                   ------------------

Net income before income tax as reported                 $12,863

Add back equity-based compensation                           406

Deduct income taxes (note 1)                              (5,308)
                                                   ------------------
Net income excluding equity-based compensation           $ 7,961
                                                   ==================


Net income excluding equity-based compensation
 per share
   Basic                                                 $  0.19
   Diluted                                                  0.18

Shares used in per share calculations
   Basic                                                  41,788
   Diluted                                                44,275

WebEx has consistently provided this measurement in press releases reporting earnings per share because this measurement provides a consistent basis for comparison between quarters, which is not influenced by fluctuations in the company's stock price or changes in the company's effective tax rate, and which therefore is useful to investors.



Note 1

Income taxes are calculated by applying a 40% effective tax rate to pre-tax income, excluding equity-based compensation. The 40% effective tax rate is based on combined US federal and state statutory tax rates. The company's actual tax rate can differ from the statutory rate because of changes in deferred tax valuation allowance, the effect of income taxed in foreign jurisdictions, tax credits and other items.







    Reconciliation of net income per share guidance to net income per share guidance assuming a 40% tax rate and excluding equity-based compensation

                                    (Unaudited)

                                                              Range
                                                       Fourth Quarter 2003
Diluted net income per share                            $ 0.20     $ 0.25

Add back income tax at 13%                              $ 0.03     $ 0.04

Diluted net income per share before income tax as
 Reported                                               $ 0.23     $ 0.29

Add back equity-based compensation                      $ 0.01     $ 0.01

Deduct income taxes (note 1)                            $(0.10)    $(0.12)

Diluted net income per share excluding equity-based
 Compensation                                           $ 0.15     $ 0.18


WebEx has consistently provided this measurement in press releases reporting earnings per share because this measurement provides a consistent basis for comparison between quarters, which is not influenced by fluctuations in the company's stock price or changes in the company's effective tax rate, and which therefore is useful to investors.



Note 1

Income taxes are calculated by applying a 40% effective tax rate to pre-tax income, excluding equity-based compensation. The 40% effective tax rate is based on combined US federal and state statutory tax rates. The company's actual tax rate can differ from the statutory rate because of changes in deferred tax valuation allowance, the effect of income taxed in foreign jurisdictions, tax credits and other items.